                                                                      Exhibit 20

                     Volkswagen Credit Auto Master Owner Trust,
                                 Series 2000-1

--------------------------------------------------------------------------------

                 Distribution Date Statement: November 20,2000


a. Aggregate Amount of Collections                              $361,483,414.92
   Aggregate Amount of Non-Principal Collections                $  4,982,753.55
   Aggregate Amount of Principal Collections                    $356,500,661.37
   Pool Balance                                                 $644,509,727.93
   Residual Participation Amount                                $144,509,727.93
   Excess Funding Account                                       $          0.00

b. Series Allocation Percentage                                          100.00%
   Floating Allocation Percentage                                         77.58%
   Principal Allocation Percentage                                          N/A

c. Total Amount Distributed on Series 2000-1                    $  2,917,013.89

d. Amount of Such Distribution Allocable to Principal on 2000-1 $          0.00

e. Amount of Such Distribution Allocable to Interest on 2000-1  $  2,917,013.89

f. Noteholder Default Amount                                    $          0.00

g. Required Subordinated Draw Amount                            $          0.00

h. Noteholder Charge Offs                                       $          0.00
   Amounts of Reimbursements                                    $          0.00

i. Monthly Servicing Fee                                        $    537,091.44
   Noteholder Monthly Servicing Fee                             $    416,666.67

j. Controlled Deposit Amount                                    $          0.00

k. Series 2000-1 Invested Amount at end of period (Gross)       $500,000,000.00
   Outstanding Principal Balance                                $500,000,000.00

l. Available Subordinated Amount                                $ 75,613,538.65

m. Carry-over Amount                                            $          0.00

n. Reserve Account Balance                                      $  1,750,000.00

o. Principal Funding Account Balance                            $          0.00
   Yield Supplement Account Balance                             $  1,750,000.00

VW CREDIT, INC. - SERVICER                                              Page 1
15-Nov-00


           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                Monthly Servicer Report Input and Summary Page
                ----------------------------------------------


TRANSACTION SUMMARY
-------------------
                                                                          From                               To              Days
                                                                          -----                              --              ----
Current Interest Period                                                10/20/2000                        11/19/2000          31

Series Allocation Percentage                                                                100.00%
Initial Principal Balance                                                          $500,000,000.00
Outstanding Principal Balance                                                      $500,000,000.00
Principal Balance of Receivables for Determination Date                            $649,622,373.07
Amount Invested in Receivables on Series Issuance Date                             $500,000,000.00
Initial Invested Amount                                                            $500,000,000.00
Invested Amount at the Beginning of Period                                         $500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)                             $500,000,000.00
Required Subordinated Amount                                                       $ 75,613,538.65
Excess Funding Account                                                             $          0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)                        $500,000,000.00
Available Subordinated Amount (previous period)                                    $ 82,284,009.53
Incremental Subordinated Amount (previous period)                                  $ 34,338,804.05

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
--------------------------------------------

Yield Supplement Account Initial Deposit                                           $  1,750,000.00
Yield Supplement Account Beginning Balance                                         $  1,750,000.00
Yield Supplement Account Required Amount                                           $  1,750,000.00

Reserve Account Initial Deposit                                                    $  1,750,000.00
Reserve Account Required Amount                                                    $  1,750,000.00
Reserve Account Beginning Balance                                                  $  1,750,000.00


Outstanding Carryover Amount - Beginning Balance                                   $          0.00
Withdrawal from Yield Supplement Account                                           $          0.00
Outstanding Carryover Amount - Ending Balance                                      $          0.00
Yield Supplement Account Balance - Ending Balance                                  $  1,750,000.00
Yield Supplement Account Deposit Amount                                            $          0.00


Withdrawal from Reserve Account                                                    $          0.00
Reserve Account Ending Balance                                                     $  1,750,000.00
Reserve Account Deposit Amount                                                     $          0.00

1-month LIBOR Rate (annualized)                                                          6.6200000%
Certificate Coupon (annualized)                                                             6.7750%
Prime Rate (annualized)                                                                  9.5000000%
Servicing Fee Rate (annualized)                                                              1.000%
Excess Spread                                                                            2.0650000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                                            $628,833,720.91
Pool Balance at the Ending of Period                                               $644,509,727.93
Average Aggregate Principal Balance                                                $636,671,724.42
Aggregate Principal Collections                                                    $356,500,661.37
New Principal Receivables                                                          $372,158,776.96
Receivables Added for Additional Accounts                                          $          0.00
Noteholder Default Amount                                                          $          0.00
Net Losses                                                                         $          0.00
Noteholder Charge-offs                                                             $          0.00
Miscellaneous Paymnets (Adjustments and Transfer deposit amounts)                  $          0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder          $          0.00
Principal Collections
Monthly Interest Accrued, but not paid                                             $          0.00
Ineligible Receivables                                                             $          0.00
Excess Funding Account at Date of Determination                                    $          0.00
Defaulted Receivables in Ineligible and Overconc. Accounts                         $          0.00

MISCELLANEOUS DATA
------------------
Recoveries on Receivables Written Off                                              $          0.00
Spread Over Prime for Portfolio                                                               0.34%
Weighted Average Interest Rate                                                                9.84%
Previously waived Monthly Servicing Fee                                            $          0.00



PORTFOLIO CHARGE OFF RATE AT COLLECTIION PERIOD END
---------------------------------------------------

Net losses as a % of Avg. Receivables Balance (annualized)                                                           0.00%
PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------
Used Vehicle Receivables' Balance                                                                         $ 32,057,922.48
Used Vehicle Percentage                                                                                             4.974%
Used Vehicle Percentage During Last Collection Period                                                               5.493%
Early Amortization Event?                                                                                 NO
Largest Dealer or Dealer Affiliation Balance                                                              $ 25,456,114.63
Largest Dealer Percentage                                                                                           4.048%

Aggregate Principal Amount of Receivables of Dealers over 2%                                               $32,544,330.54


SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                                                           $361,483,414.92
Aggregate Amount of Non-principal Collections (including insurance proceeds & rebates)                       4,982,753.55
Investment Proceeds                                                                                       $     19,273.70
Aggregate Amount of Principal Collections                                                                 $356,500,661.37
Asset Receivables Rate                                                                                              7.871%
Use Asset Receivables Rate?                                                                               NO
Carryover Amount (this Distribution Date)                                                                             N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                                               55.99%
Previous Collection Period Monthly Payment Rate                                                    57.49%
Monthly Payment Rate 2 collection periods ago                                                      70.75%
3-month Average Payment Rate                                                                       61.41%
Early Amortization Event?                                                                             NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                                             YES
Last Day of Revolving Period                                                                         N/A
Invested Amount as of Last Day of Revolving Period                                                   N/A
Accumulation Period Length (months)                                                                  N/A
First Accumulation Date                                                                        TO BE DETERMINED
Expected Final Payment Date                                                                          N/A
Required Participation Percentage                                                                 104.00%
Principal Funding Account Balance                                                                       $           0.00
Principal Payment Amount                                                                                $           0.00
Controlled Accumulation Amount                                                                          $           0.00


TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
-----------
1.  Monthly Noteholder Interest Distribution                                                             $  2,917,013.89
2.  Noteholder Monthly Servicing Fee Distribution                                                        $    416,666.67
3.  Reserve Account Deposit Amount Distribution                                                          $          0.00
4.  Noteholder Default Amount Distribution                                                               $          0.00
5A  Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)                             $          0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount                                       $          0.00

6.  Outstanding Carryover Amount Distribution                                                            $          0.00
7.  Yield Supplement Account Deposit Amount Distribution                                                 $          0.00
8.  Previuosly waived Monthly Servicing Fee Distribution                                                 $          0.00
                                                                                                         ---------------
                Excess Servicing                                                                         $    531,857.34
DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                                                                        $          0.00
Required Subordinated Draw Amount                                                                        $          0.00
EXCESS FUNDING ACCOUNT
----------------------
Withdrawals to purchase Receivables (Since Issuance Date)                                                $          0.00
Additions in connection with a reduction in Receivables                                                  $          0.00
Transfers to Principal Funding Account                                                                   $          0.00

VW CREDIT, INC. -- SERVICER                                               Page 2
     15-Nov-00

           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                    Summary
                                    -------



                   Collections           Accrual         Distribution
                 --------------        -----------     ----------------
From:                 20-Oct-00
To:                   19-Nov-00
Days:                        31

LIBOR Rate            6.6200000%
(1 month)

Series #                1     Active
VCI Rating:            N/A


              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                                    Series                                            Required         Required       Outstanding
Series               Series       Allocation      Invested         Subordinated     Participation    Participation        Note
Number                Name        Percentage       Amount             Amount         Percentage         Amount          Balance
------                ----        ----------       ------             ------         ----------         ------          -------
                  Trust                        $500,000,000.00    $75,613,538.65         N/A        $595,613,538.65
                1 Series 2000-1    100.00%     $500,000,000.00    $75,613,538.65      104.00%       $595,613,538.65  $500,000,000.00

VW CREDIT,INC. -- SERVICER                                               Page 3
15-Nov-00
           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1


                             SERVICING CERTIFICATE
                             ---------------------



INITIAL AMOUNTS                                                                        EXCESS SPREAD CALCULATION
---------------                                                                        --------------------------

Initial Invested Amount                             $500,000,000.00              Weighted Average Rate Charged to Dealers   9.840%
Invested Amount                                     $500,000,000.00              LIBOR                                      6.620%
Controlled Accumulation Amount                      $          0.00              Note Rate (LIBOR+15.5 b.p.)                6.775%
Required Subordinated Amount                        $ 75,613,538.65              Servicing Fee Rate                         1.000%
Annualized Servicing Fee Rate                                  1.00%             Investor Net Losses                        0.000%
First Controlled Accumulation Date                 TO BE DETERMINED              Excess Spread                              2.065%
Accumulation Period Length (months)                      N/A
Expected Final Payment Date                              N/A
Initial Settlement Date                                   10-Aug-00
Required Participation Percentage                            104.00%
Subordinated Percentage                                      9.5890%


SERIES 2000-1 MONTHLY REPORTING
-------------------------------
                                                                                              Required                Excess
                                                    Series 2000-1          Invested         Subordinated              Funding
Principal Receivables                                   Total               Amount             Amount                 Amount
---------------------                                   -----               ------             ------                 -------

Series Allocation Percentage                             100.00%
Beginning Balance                                   $500,000,000.00     $500,000,000.00       $75,613,538.65           $ 0.00
  Floating Allocation Percentage                          77.58%              77.58%
  Principal Allocation Percentage                           N/A                 N/A

Principal Collections                               $356,500,661.37     $356,500,661.37                  N/A              N/A
New Principal Receivables                           $372,158,776.96     $372,158,776.96                  N/A              N/A
Principal Default Amounts                           $          0.00     $          0.00                  N/A              N/A
Receivables Added for Additional Accounts           $          0.00     $          0.00                  N/A              N/A
Controlled Deposit Amount                           $          0.00                 N/A                  N/A              N/A

"Pool Factor"                                                              100.00000000%

Ending Balance                                      $500,000,000.00     $500,000,000.00       $75,613,538.65           $ 0.00
  Floating Allocation Percentage                          77.58%              77.58%


Non-Principal Receivables
-------------------------

Non-Principal Collections                           $  3,865,537.89
Recoveries on Receivables Written Off               $          0.00
Investment Proceeds                                 $     19,273.70

VW CREDIT, INC. -- SERVICER                                               Page 4
15-Nov-00

           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                             SERVICING CERTIFICATE
                             ---------------------




Subordinated Amount & Reserve Fund                                          Current                  Previous
----------------------------------                                          -------                  --------
Available Subordination Amount (Previous)                                $82,284,009.53          $56,209,601.50
  Required Subordination Draw Amount                                     $         0.00          $         0.00
  Reserve Account Funds to Noteholder Default Amount                     $         0.00          $         0.00
Non-principal Collections & Inv. Proceeds treated as                     $         0.00          $         0.00
Available Noteholder Principal Collections                               --------------          --------------
(1) Subtotal                                                             $82,284,009.53          $56,209,601.50
(2) Subordination Percentage* Series 2000-1 Invested                     $47,945,205.48          $47,945,205.48
 Amount

(a) lower of (1) or (2)                                                  $47,945,205.48          $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                    $         0.00          $         0.00
(c) Incremental Subordinated Amount                                      $27,668,333.17          $34,338,804.05
(d) Payments from Excess Funding Account to Residual                     $         0.00          $         0.00
 Interestholder

Available Subordinated Amount                                            $75,613,538.65          $82,284,009.53

  Overconcentration Amount                                               $32,544,330.54          $39,407,951.21

Beginning Reserve Account Balance                                        $ 1,750,000.00          $ 1,750,000.00
Reserve Account Required Amount                                          $ 1,750,000.00          $ 1,750,000.00
Withdrawal from Reserve Account                                          $         0.00          $         0.00
Reserve Account Deposit Amount                                           $         0.00          $         0.00
Ending Reserve Account Balance                                           $ 1,750,000.00          $ 1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                                      $ 4,982,753.55          $ 4,934,514.29
  Noteholder Non-Principal Collections                                   $ 3,865,537.89          $ 3,923,544.59
  Residual Interestholder Non-Principal Collections                      $ 1,117,215.66          $ 1,010,969.70
Investment Proceeds                                                      $    19,273.70          $    18,597.76
Reserve Fund Balance                                                     $ 1,750,000.00          $ 1,750,000.00
                                                                         --------------          --------------
Total Non-Principal Available                                            $ 6,752,027.25          $ 6,703,112.05

Interest Shortfall                                                       $         0.00          $         0.00
Additional Interest                                                      $         0.00          $         0.00
Carry-over Amount                                                        $         0.00          $         0.00
Carry-over Shortfall                                                     $         0.00          $         0.00
Additional Interest on Carry-over Shortfall                              $         0.00          $         0.00

Monthly Servicing Fee                                                    $   537,091.44          $   524,028.10
Noteholder Monthly Servicing Fee                                         $   416,666.67          $   416,666.67